UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2017 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the board of directors (the “Board”) of Ritchie Bros. Auctioneers Incorporated (the “Company”) approved an amendment to each of the Company’s 2013 Performance Share Unit Plan (the “2013 PSU Plan”) and the grant agreement dated August 11, 2014 between the Company and Ravichandra Saligram (the “Sign-On Grant Agreement”) under the 2013 PSU Plan (together, the “2013 PSU Plan Amendment”), subject to shareholder approval and subject to the execution of the 2013 PSU Plan Amendment by the Company and Mr. Saligram, in his personal capacity as a participant in the 2013 PSU Plan. The 2013 PSU Plan Amendment includes provisions permitting the Company to pay vested performance share units under the Sign-On Grant Agreement either in cash or by issuing common shares, as opposed to payment only in cash, and setting the aggregate maximum number of the Company’s common shares reserved for issuance pursuant to the Sign-On Grant Agreement at 150,000 common shares. A more detailed description of the 2013 PSU Plan Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 20, 2017 and is incorporated herein by reference.

At the Company’s 2017 annual and special meeting of shareholders (the “Annual Meeting”) held on May 1, 2017, the shareholders approved the 2013 PSU Plan Amendment, as detailed in Item 5.07 below, and immediately thereafter, the Company and Mr. Saligram, in his personal capacity as a participant in the 2013 PSU Plan, each executed the 2013 PSU Plan Amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2017, the Company held its Annual Meeting. Proxies with respect to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. All of the resolutions put forward at the Annual Meeting were approved. The final voting results of the Annual Meeting are set out below:

(1)	Election of Directors. The Company’s shareholders elected the following 8 nominees to the Board. Each of the nominees will serve for a one-year term and hold office until the next annual meeting of shareholders, unless he or she sooner ceases to hold office. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the election of directors:

Nominee	For	Withheld	Abstain	Broker Non-Vote
Beverley A. Briscoe	88,869,597	330,013	-	2,608,880
Robert G. Elton	87,858,829	1,340,781	-	2,608,880
Erik Olsson	79,714,328	9,485,282	-	2,608,880
Eric Patel	87,832,992	1,366,618	-	2,608,880
Edward B. Pitoniak	88,490,888	708,722	-	2,608,880
Sarah E. Raiss	89,140,425	59,185	-	2,608,880
Ravi K. Saligram	89,099,885	99,725	-	2,608,880
Christopher Zimmerman	89,099,867	99,743	-	2,608,880

(2)	Advisory Vote on Executive Compensation. The Company’s shareholders approved the non-binding advisory resolution, commonly known as a “Say on Pay” proposal, regarding the compensation of the Company’s named executive officers. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
86,533,808	2,637,874	-	2,608,882

(3)	Appointment of Ernst & Young LLP. The Company’s shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and authorized the audit committee of the Board to fix their remuneration. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the appointment of Ernst & Young LLP:

For	Withheld	Abstain	Broker Non-Vote
91,788,865	17,012	-	-

(4)	Approval of the 2013 PSU Plan Amendment. The Company’s shareholders approved the 2013 PSU Plan Amendment, as described under Item 5.02. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the 2013 PSU Plan Amendment:

For	Against	Abstain	Broker Non-Vote
86,298,520	2,866,406	-	2,608,882

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2017	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary